Exhibit 5.1

to Registration Statement

Registration No. 333-84276

[Letterhead of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.]

April 29, 2002

CenturyTel, Inc.

100 CenturyTel Drive

Monroe, Louisiana 71203

            Re:       Registration Statement on Form S-3

                        CenturyTel, Inc. ("CenturyTel")

                        Registration No. 333-84276

Ladies and Gentlemen:

            We have acted as CenturyTel's special counsel in connection with the preparation of a registration statement (No. 333-84276) on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by CenturyTel and CenturyTel Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). The Registration Statement relates to the offer and sale (a) by CenturyTel from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), of (i) unsecured senior or subordinated debt securities of CenturyTel ("Debt Securities"), (ii) shares of CenturyTel's preferred stock ("Preferred Stock"), (iii) depositary shares representing fractional interests in the Preferred Stock ("Depositary Shares"), (iv) CenturyTel's common stock (including attached preferred share purchase rights, "Common Stock"), (v) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock, or any combination thereof ("Warrants"), (vi) contracts to purchase securities at a future date or dates ("Purchase Contracts"), (vii) purchase units comprised of one or more of the securities that may be issued under the Registration Statement, or any combination thereof ("Purchase Units"), and (viii) a guarantee by CenturyTel of obligations of the Trust under any trust preferred securities that the Trust may issue from time to time (the "Preferred Securities Guarantee" and, collectively with Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Purchase Contracts and Purchase Units, the "Securities"), in one or more series as determined by CenturyTel's Board of Directors, or any committee thereof, in subsequent resolutions ("Subsequent Resolutions") and as described in a supplement to the prospectus (a "Prospectus Supplement") that forms a part of the Registration Statement, and (b) by the Trust from time to time, pursuant to Rule 415 under the Act, of trust preferred securities (the "Trust Preferred Securities").

            In connection with rendering the opinions expressed below, we have examined original, photostatic or certified copies of (i) the resolutions adopted by the Board of Directors of CenturyTel on February 26, 2002 (the "Board Resolutions"), (ii) the indenture (the "Senior Indenture") dated as of March 31, 1994 between CenturyTel (formerly named Century Telephone Enterprises, Inc.) and Regions Bank (successor to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as Trustee (the "Trustee"), and (iii) such other records of CenturyTel, certificates of CenturyTel's officers and public officials, and such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

            1.     CenturyTel is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite corporate power to issue the Securities.

            2.     Each series of senior Debt Securities issued under the Senior Indenture will be legally issued and binding obligations of CenturyTel when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) any necessary supplemental indenture to the Senior Indenture shall have been duly authorized, executed and delivered by CenturyTel and the Trustee, (iii) the terms of such series of Debt Securities shall have been established and approved in accordance with a supplemental indenture or Subsequent Resolutions, as contemplated by the Senior Indenture and the Registration Statement, (iv) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (v) any required certificates representing such series of Debt Securities shall have been duly authenticated, executed and delivered in accordance with the Senior Indenture, and such Securities shall have been duly delivered to, or registered in the name of, the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

            3.     Each series of subordinated Debt Securities will be legally issued and binding obligations of CenturyTel when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) a subordinate indenture is entered into between CenturyTel and a bank or trust company, as trustee, pursuant to which such series of subordinated debt securities are to be issued (the "Subordinated Indenture" and, collectively with the Senior Indenture, the "Indentures"), and any necessary supplemental indenture to such Subordinated Indenture shall have been duly authorized, executed and delivered by CenturyTel and the trustee thereunder, (iii) such Subordinated Indenture and trustee have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and a Form T-1 has been properly filed with the Commission, (iv) the terms of such series of Debt Securities shall have been established and approved in accordance with the terms and conditions of such Subordinated Indenture, as contemplated by the Registration Statement, (v) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (vi) any required certificates representing such series of Debt Securities shall have been duly authenticated, executed and delivered in accordance with such Subordinated Indenture, and such Securities shall have been duly delivered to, or registered in the name of, the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

            4.     Each series of Preferred Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the terms of such series of Preferred Stock shall have been established and approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, (iii) Articles of Amendment setting forth the terms of such series of Preferred Stock shall have been duly executed, acknowledged, filed and recorded and shall have become effective in accordance with the Louisiana Business Corporation Law ("LBCL"), (iv) a Prospectus Supplement with respect to such series of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than par value) in accordance with the applicable underwriting, purchase or similar agreement.

            5.     Each series of Depositary Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the terms of such series of Depositary Shares, including the adoption of the Articles of Amendment setting forth the terms of the Preferred Stock underlying such series of Depositary Shares, shall have been established and approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, (iii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts shall have been established and approved, and the depositary appointed by CenturyTel, in accordance with Subsequent Resolutions, (iv) a Prospectus Supplement with respect to such series of Depositary Shares shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) the shares of Preferred Stock underlying such series of Depositary Shares have been deposited with a bank or trust company under the depositary agreement, and (vi) the depositary receipts representing such series of Depositary Shares have been duly executed, countersigned and registered, and duly delivered in accordance with the depositary agreement approved by the Subsequent Resolutions against payment of the agreed consideration therefor.

            6.     The Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the issuance and sale of the Common Stock shall have been approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, (iii) a Prospectus Supplement with respect to such shares of Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (iv) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than the par value) in accordance with the applicable underwriting, purchase or similar agreement.

            7.     Each series of Warrants to purchase Debt Securities, Preferred Stock or Common Stock will be legally issued and binding obligations of CenturyTel when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) a warrant agreement relating to such Warrants shall have been duly authorized, executed and delivered by CenturyTel and the warrant agent or agents thereunder, (iii) the terms of such Warrants and the Securities issuable upon exercise thereof shall have been established and approved in accordance with Subsequent Resolutions, (or a supplemental indenture to the applicable Indenture), as contemplated by the Registration Statement, the warrant agreement relating to such Warrants and, as applicable, the Senior Indenture, the Subordinated Indenture or the LBCL, (iv) a Prospectus Supplement with respect to such Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all actions required under the applicable Indenture to validly issue any Debt Securities upon exercise of the Warrants, or any and all action required under the LBCL to validly issue any Preferred Stock or Common Stock upon exercise of the Warrants, shall have been duly taken and (vi) such Warrants shall have been duly executed and authenticated or countersigned as provided in the warrant agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

            8.     The Purchase Contracts will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the Purchase Contracts, and a purchase contract agreement and any necessary accompanying documentation, shall have been duly authorized, executed and delivered by CenturyTel and each other party thereto, (iii) the terms of the Purchase Contracts shall have been established and approved in accordance with Subsequent Resolutions, as contemplated by the Registration Statement and, as applicable, the Senior Indenture, the Supplemental Indenture or the LBCL, (iv) a Prospectus Supplement with respect to such Purchase Contracts shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all actions required under the applicable Indenture to validly issue any Debt Securities pursuant to the Purchase Contracts, any and all actions required under the LBCL to validly issue any Preferred Stock or Common Stock pursuant to the Purchase Contracts, and any and all other required actions described herein with respect to any Security that will be a component of such Purchase Contracts, shall have been taken, (vi) any required qualifications under the Trust Indenture Act shall have been received and any other actions required to be taken and (vii) any required certificates or similar documentation representing the Purchase Contracts shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

            9.     The Purchase Units will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the Purchase Units, and all accompanying documentation, shall have been duly authorized, executed and delivered by CenturyTel and each other party thereto, (iii) the terms of the Purchase Units shall have been established and approved in accordance with Subsequent Resolutions, as contemplated by the Registration Statement and, as applicable, the Senior Indenture, the Supplemental Indenture or the LBCL, (iv) a Prospectus Supplement with respect to such Purchase Units shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all actions required under the applicable Indenture to validly issue any Debt Securities pursuant to the Purchase Units, any and all actions required under the LBCL to validly issue any Preferred Stock or Common Stock pursuant to the Purchase Units, shall have been taken, (vi) any required qualifications under the Trust Indenture Act shall have been received and (vii) any required certificates or similar documentation representing the Purchase Units shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

            10.    Any Preferred Securities Guarantee with respect to any Trust Preferred Securities issued by the Trust will be a legally issued and binding obligation of CenturyTel when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) a guarantee agreement, entered into between CenturyTel and a trustee to be named therein, with respect to the Trust Preferred Securities to be issued by the Trust (the "Guarantee Agreement") shall have been duly authorized, executed and delivered by CenturyTel and such trustee, (iii) such Guarantee Agreement and trustee have been qualified under the Trust Indenture Act and a Form T-1 has been properly filed with the Commission, (iv) a Prospectus Supplement with respect to the Trust Preferred Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) an amended and restated declaration of trust (the "Declaration"), in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by CenturyTel and the other parties thereto, (vi) such Declaration and the property trustee named therein have been qualified under the Trust Indenture Act and a Form T-1 has been properly filed with the Commission, and (vii) such Trust Preferred Securities shall have been duly authorized for issuance by the Declaration, and duly executed, issued and delivered by duly authorized trustees of the Trust against payment of the consideration therefor and authenticated by all necessary trustees, all in the manner provided for in the Declaration.

            In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security: (i) the Board of Directors, or any committee thereof, of CenturyTel shall have duly authorized the issuance and sale of each such Security pursuant to the adoption of Subsequent Resolutions and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iii) the Senior Indenture, the Subordinated Indenture, the Preferred Securities Guarantee and the Declaration have been duly authorized, executed and delivered by CenturyTel and the applicable trustees, and each indenture and the applicable trustees have been and continues to be qualified under the Trust Indenture Act; (iv) the Trust Preferred Securities will have been validly issued and will be fully paid and non-assessable, (v) the Declaration constitutes a valid, binding and enforceable obligation of the parties thereto and the Trust has been duly organized and is validly existing in good standing as a business trust under Delaware law, (vi) making and performing the Preferred Securities Guarantee is necessary or convenient to the conduct, promotion or attainment of the business of CenturyTel, (vii) all securities will be issued in accordance with the terms and conditions of the Subsequent Resolutions authorizing the issuance of such securities and (viii) there will not have occurred any change in law affecting the validity or enforceability of any such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by CenturyTel or the Trust with the terms of such Security, will violate any applicable law or regulation (including those relating to the regulation of communications companies) or will result in a violation of any provision of any instrument or agreement then binding upon CenturyTel or the Trust, or any restriction imposed by any court or governmental body having jurisdiction over CenturyTel, the Trust or their respective assets.

            Our opinions expressed above regarding the enforceability of certain of CenturyTel's obligations are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) public policy considerations that may limit the rights of parties to obtain certain remedies and (iv) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit. In addition, our opinions expressed above regarding the enforceability of any guarantee are further limited by principles of law that may render guarantees unenforceable under circumstances where (i) the guaranteed obligations are materially modified without the consent of the guarantor or (ii) the beneficiary releases the primary obligor.

            The opinions rendered herein are specifically limited to currently applicable United States federal law and the laws of the State of Louisiana as they relate to the opinions expressed herein. We are members of the bar of the State of Louisiana and have neither been admitted to nor purport to be experts on the laws of any other jurisdiction. We express no opinion as to the application of the securities or blue sky laws of the various states to the sale of any Securities. With respect to certain matters herein relating to the laws of the State of Delaware and the State of New York, we have relied upon separate opinions of counsel.

            This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the presently applicable laws be changed by legislative action, judicial decision or otherwise.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the general rules and regulations of the Commission.

Yours very truly,

/s/ Jones, Walker, Waechter, Poitevent,
Carrère & Denègre, L.L.P.